Exhibit 10.4

SECURITY AGREEMENT

(Deposit Account - Specific)

1.  Grant of Security Interest.  As security for any and all Indebtedness (as defined below) of SCHMITT INDUSTRIES, INC., an Oregon corporation (“Pledgor”), Pledgor hereby irrevocably and unconditionally grants a security interest in and assigns and transfers the Deposit Account (as defined below) to BANK OF AMERICA, N.A., a national banking association (“Bank”).

2.  Indebtedness.  “Indebtedness” means alt debts, obligations or liabilities now or hereafter existing, absolute or contingent of Pledgor to Bank, whether voluntary or involuntary, whether due or not due, or whether incurred directly or indirectly or acquired by Bank by assignment or otherwise. Indebtedness includes, without limitation, all obligations of Pledgor arising under any Swap Contract; provided, “Indebtedness” secured by the Deposit Account of Pledgor shall not include obligations arising under any Swap Contract to which it is not party if, and to the extent that, all or a portion of the guaranty by such Pledgor to Bank of, or the grant by such Pledgor of a security interest to Bank to secure, such Swap Contract, would violate the Commodity Exchange Act by virtue of such Pledgor’s failure to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time such guaranty or grant of such security interest becomes effective with respect to such Swap Contract. “Commodity Exchange Act” means 7 U.S.C. Section 1 et seq., as amended from time to time, any successor statute, and any rules, regulations and orders applicable thereto. “Swap Contract” means any interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, securities puts, calls, collars, options or forwards or any combination of, or option with respect to, these or similar transactions now or hereafter entered into between Pledgor and Bank and/or any affiliate of Bank. Unless otherwise agreed in writing, “Indebtedness” shall not include such debts, obligations or liabilities which are or may hereafter be “consumer credit” subject to the disclosure requirements of the Federal Truth in Lending law or any regulation promulgated thereunder.

3.  Deposit Account.  For purposes of this Agreement, “Deposit Account” means the following deposit account opened by Pledgor with Bank, any safekeeping or securities account in which such deposit account or products may be held or credited, any renewals or rollovers thereof, any proceeds thereof, and any general intangibles, financial assets, securities entitlements, investment property and choses in action arising therefrom or related thereto:

Deposit Account Number	Open or Issue Date	Current Principal Amount	Maturity Date

4.  No Other Security Interests.  Pledgor hereby represents and warrants to Bank that Pledgor owns the Deposit Account free and clear of any and all liens, encumbrances, or interests of any third parties other than the security interest of Bank.

5.  Withdrawals; Renewals; Rollovers.  Pledgor shall not withdraw funds from the Deposit Account without Bank’s prior written consent. Pledgor agrees that, upon maturity of any Deposit Account with a maturity date, such Deposit Account shall be renewed at Bank’s then prevailing rate of interest for successive ninety (90) day periods (or such other time period as may be agreed by Bank and Pledgor).

6.  Certificates.  Upon Bank’s request, Pledgor shall deliver any certificate evidencing any of the Deposit Account to Bank, duly endorsed over to Bank, as necessary.

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  7.  Interest Payments.  Notwithstanding Bank’s security interest in the proceeds of the Deposit Account, Bank will continue to pay to Pledgor interest accruing thereunder until the occurrence of an Event of Default under this Agreement.

  8.  Costs.  All advances, charges, costs and expenses, including reasonable attorneys’ fees, incurred or paid by Bank in exercising any right, power or remedy conferred by this Agreement or in the enforcement thereof (collectively, the “Collateral Costs”), shall become a part of the Indebtedness secured hereunder and shall be paid to Bank by Pledgor immediately and without demand, with interest thereon at an annual rate equal to the highest rate of interest of any Indebtedness secured by this Agreement Such costs and attorneys’ fees shall include the allocated cost of in-house counsel to the extent permitted by law.

  9.  Events of Default.  To the extent permitted by law, at the option of Bank without necessity of demand or notice, all or any part of the Indebtedness of Pledgor shall immediately become due and payable irrespective of any agreed maturity upon the happening of any of the following events (“Events of Default”); provided, however, that all Indebtedness of Pledgor automatically shall become immediately due and payable if a bankruptcy petition is filed with respect to Pledgor: (a) failure to keep or perform any of the terms or provisions of this Agreement; (b) default in the payment of principal or interest or any other default with respect to any Indebtedness of Pledgor; (c) the levy of any attachment, execution or other process against any of the collateral; (d) the death, insolvency, failure in business, commission of an act of bankruptcy, general assignment for the benefit of creditors, filing of any petition in bankruptcy or for relief under the provisions of the Bankruptcy Code, of, by, or against Pledgor or any comaker, accommodation maker, surety or guarantor of the Indebtedness or any endorser of any note or other document evidencing the Indebtedness. Upon the happening of any of the foregoing specified events, any agreement for further financial accommodation by Bank shall terminate at its option.

10.  Remedies.  Upon the happening of any Event of Default, Bank may then exercise as to such collateral all the rights, powers and remedies of an owner and all rights, powers and remedies of a secured party under the Uniform Commercial Code and other laws.

11.  Waivers.  Pledgor waives any right to require Bank to (a) proceed against any person, (b) proceed against or exhaust any collateral, or (c) pursue any other remedy in Bank’s power; and waive any defense arising by reason of any disability or other defense of Pledgor or any other person, or by reason of the cessation from any cause whatsoever of the liability of Pledgor or any other person. Until the indebtedness has been paid in full, Pledgor waives any right of subrogation, reimbursement, indemnification, and contribution (contractual, statutory or otherwise), including without limitation, any claim or right of subrogation under the Bankruptcy Code (Title 11, United States Code) or any successor statute, arising from the existence or performance of this Agreement, and Pledgor waives any right to enforce any remedy which Bank now has or may hereafter have against Pledgor or against any other person, and waive any benefit of, and any right to participate in, any security now or hereafter held by Bank. If Pledgor is not also a debtor with respect to a specified Indebtedness, such Pledgor authorizes Bank, without notice or demand and without affecting Pledgor’s liability hereunder, from time to time to: (a) renew, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of, such Indebtedness or any part thereof, including increase or decrease of the rate of interest thereon; (b) receive and hold security, other than the collateral herein described, for the payment of such Indebtedness or any part thereof, and exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of the collateral herein described or any part thereof or any such other security; and (c) release or substitute debtors, or any of the endorsers or guarantors of such Indebtedness or any part thereof, or any other parties thereto.

12.  Transfer of Collateral.  Upon the transfer of all or any part of the Indebtedness, Bank may transfer all or any part of the collateral and shall be fully discharged thereafter from all liability and responsibility with respect to such collateral so transferred, and the transferee shall be vested with all the rights and powers of Bank hereunder with respect to such collateral so transferred; but with respect to any collateral not so transferred Bank shall retain all rights and powers hereby given.

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13.  Continuing Agreement.  This is a continuing Agreement and all the rights, powers and remedies hereunder shall apply to all past, present and future Indebtedness, including that arising under successive transactions which shall either continue the Indebtedness, increase or decrease it, or from time to time create new Indebtedness after all or any prior Indebtedness has been satisfied, and notwithstanding the death, incapacity, or bankruptcy of Pledgor, or any other event or proceeding affecting Pledgor.

14.  Continuing Powers.  Until all Indebtedness shall have been paid in full all rights, powers and remedies granted to Bank hereunder shall continue to exist and may be exercised by Bank at the time specified hereunder irrespective of the fact that the Indebtedness or any part thereof may have become barred by any statute of limitations, or that the personal liability of Pledgor may have ceased.

15.  Other Rights.  The rights, powers and remedies given to Bank by this Agreement shall be in addition to all rights, powers and remedies given to Bank by virtue of any statute or rule of law. Any forbearance or failure or delay by Bank in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and remedy of Bank shall continue in full force and effect until such right, power or remedy is specifically waived by an instrument in writing executed by Bank.

16.  Pledgors’ Residence.  Pledgor represents and warrants that Pledgor resides in, or, if Pledgor is not an individual, has its chief executive office in the state specified on the signature page hereof. Pledgor agrees to give Bank at least thirty (30) days notice before changing its state of residence, chief executive office or state of organization.

17.  Singular and Plural.  All words used herein in the plural shall be deemed to have been used in the singular where the context and construction so require, and the obligations and undertakings hereunder are joint and several.

18.  Termination.  This Agreement shall remain in full force and effect until terminated by Bank.

19.  Governing Law.  Except to the extent that any law of the United States may apply, this Agreement shall be governed and interpreted according to the laws of Oregon (the “Governing Law State”), without regard to any choice of law, rules or principles to the contrary. Nothing in this paragraph shall be construed to limit or otherwise affect any rights or remedies of Bank under federal law.

20.  Statutory Notice.  Under Oregon law, most agreements, promises and commitments made by the Bank concerning loans and other credit extensions which are not for personal, family or household purposes or secured solely by any Pledgor’s residence must be in writing, express consideration and be signed by us to be enforceable.

21.  Notices.  Notices and other communications regarding this Agreement shall be personally delivered or sent by first class mail, postage prepaid, or by overnight courier, to the addresses on the signature page of this Agreement, or to such other addresses as Bank and Pledgor may specify from time to time in writing. Notices and other communications shall be effective (i) if mailed, upon the earlier of receipt or five (5) days after deposit in the U.S. mail, first class, postage prepaid, (ii) if telecopied, when transmitted, or (iii) if hand-delivered, by courier or otherwise (including telegram, lettergram or mailgram), when delivered.

[CONTINUED ON FOLLOWING PAGE]

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Dated: March 14, 2014

BANK:	PLEDGOR:

BANK OF AMERICA, N.A.,	SCHMITT INDUSTRIES, INC.,
a national banking association	an Oregon corporation

By:	By:

Name:	Ross Beaton	Name:	James A. Fitzhenry

Its:	SVP	Its:	PRES. & CEO

By:

Name:	Ann M. Ferguson

	Its:	CFO & Treasurer

Address for notices to Bank:	Address for notices to Pledgor:

Bank of America, N.A.	Schmitt Industries, Inc.
Attn.: Notice Desk	2765 Northwest Nicolai Street
Mailcode: CT2-515-BB-03	Portland, OR 97210
70 Batterson Park Road
Farmington, CT 06032

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